EXHIBIT 24

Power of Attorney
Reports Under the Securities Exchange Act of 1934

March 13, 2003

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of The Washington Post Company, a Delaware corporation (hereinafter called the “Company”), hereby constitutes and appoints DONALD E. GRAHAM, JOHN B. MORSE, JR. and DIANA M. DANIELS, and each of them, his or her true and lawful attorneys-in-fact and agents with full power to act without the others and with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all reports required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Donald E. Graham	/s/ George J. Gillespie, III

Donald E. Graham, Chairman of the	George J. Gillespie, III, Director
Board and Chief Executive Officer
(Principal Executive Officer)
and Director

/s/ John B. Morse, Jr.	/s/ Ralph E. Gomory

John B. Morse, Jr., Vice President-	Ralph E. Gomory, Director
Finance (Principal Financial
and Accounting Officer)

/s/ Warren E. Buffett	/s/ Alice M. Rivlin

Warren E. Buffett, Director	Alice M. Rivlin, Director

/s/ Daniel B. Burke	/s/ Richard D. Simmons

Daniel B. Burke, Director	Richard D. Simmons, Director

/s/ Barry Diller	/s/ George W. Wilson

Barry Diller, Director	George W. Wilson, Director

/s/ John L. Dotson Jr.

John L. Dotson Jr., Director